EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Frederick’s of Hollywood Group Inc. Reports Fiscal 2013 Third Quarter Financial Results

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Hollywood, CA – June 11, 2013 – Frederick’s of Hollywood Group Inc. (OTCQB: FOHL) (“Company”) today announced the financial results for its fiscal 2013 third quarter ended April 27, 2013.

“Over the past several months we have secured additional capital resources that will support our business and offer a new level of flexibility when working with vendors to invigorate our merchandising strategy,” stated Mr. Thomas Lynch, the Company’s Chairman and CEO. “We recently increased our FILO Advance credit line with Salus Capital Partners to $14 million, which followed a $10 million capital infusion from Five Island Asset Management in the third quarter of fiscal 2013. This capital has played an important role in stabilizing our business and we believe will enable us to improve sales by maintaining appropriate inventory levels. We are pleased to have the ongoing support of our investors and lender, and believe they share management’s long-term vision for Frederick’s of Hollywood.

“The planned changes we are making in our product lines, which include expanding our offering of core intimate apparel products, are aimed towards reconnecting the Frederick’s of Hollywood brand with customers and driving future sales. We expect these changes to be available for customers in several months” concluded Mr. Lynch.

Fiscal 2013 Third Quarter Compared to Fiscal 2012 Third Quarter:

•	Net loss applicable to common shareholders was $643,000 or $(0.02) per diluted share, compared to net income of $3.3 million or $0.09 per diluted share. The $643,000 net loss includes a $952,000 gain related to a change in the fair value of a warrant issued in connection with the $10 million Series B preferred stock transaction
•	Adjusted EBITDA was a loss of $396,000 compared to a gain of $4.5 million. A reconciliation of GAAP results to Adjusted EBITDA, a non-GAAP measurement, is provided in the accompanying table
•	Net sales decreased 22.8% to $23.3 million from $30.2 million
o	Comparable store sales decreased 20.5%
o	Total store sales decreased 23.6% to $14.5 million
o	Direct sales decreased 16.7% to $8.0 million
o	Other revenue, consisting of shipping revenue, commissions earned on direct sell-through programs, breakage on gift cards and product sales to our licensing partner in the Middle East, decreased 50.6% to $0.8 million
•	Gross margin, as a percentage of net sales, was 39.9% as compared to 50.8%
•	Selling, general and administrative expenses decreased by $1.5 million to $10.1 million, or 43.3% of sales, from $11.6 million, or 38.3% of sales

Fiscal Nine Months Ended April 27, 2013 Compared to Fiscal Nine Months Ended April 28, 2012:

•	Net loss applicable to common shareholders was $15.8 million, or $(0.41) per diluted share, compared to a net loss of $2.6 million, or $(0.07) per diluted share. The $15.8 million net loss includes a $952,000 gain related to a change in the fair value of a warrant issued in connection with the $10 million Series B preferred stock transaction
•	Adjusted EBITDA was a loss of $11.8 million compared to a gain of $1.2 million. A reconciliation of GAAP results to Adjusted EBITDA, a non-GAAP measurement, is provided in the accompanying table
•	Net sales decreased 23.1% to $70.0 million from $91.1 million
o	Comparable store sales decreased by 17.7%
o	Total store sales decreased 21.1% to $45.1 million
o	Direct sales decreased 23.8% to $22.6 million
o	Other revenue, consisting of shipping revenue, commissions earned on direct sell-through programs, breakage on gift cards and product sales to our licensing partner in the Middle East, decreased 45.0% to $2.3 million
•	Gross margin, as a percentage of net sales, was 30.3% as compared to 38.5%
•	Selling, general and administrative expenses decreased by $2.4 million to $33.9 million or 48.3% of sales, from $36.3million, or 39.8% of sales

Non-GAAP Financial Measures

For purposes of evaluating operating performance, the Company uses an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement, which is computed as the net (loss)/income appearing on the statement of operations minus fair value gain on warrant, plus depreciation and amortization, interest, income tax provision, stock compensation expense and non-cash impairment of long-lived assets. Adjusted EBITDA is used by management to evaluate the operating performance of the Company’s business for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	Adjusted EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs; and
•	Other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results.

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Reconciliation of GAAP Results to Adjusted EBITDA:

(in thousands)	Three Months Ended		Nine Months Ended
	April 27, 2013	April 28, 2012	April 27, 2013	April 28, 2012
Net (loss)/income	$(375)	$3,313	$(15,334)	$(2,557)
Fair value gain on warrant	(952)	-	(952)	-
Depreciation and amortization	373	622	1,319	1,938
Interest	461	447	1,512	1,299
Income tax provision	25	16	75	50
Stock compensation expense	72	121	253	441
Non-cash impairment of long-lived assets	-	-	1,295	-
Adjusted EBITDA	$(396)	$4,519	$(11,832)	$1,171

Forward Looking Statement

Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties. These statements are based on management’s current expectations or beliefs. Actual results may vary materially from those expressed or implied by the statements herein. Among the factors that could cause actual results to differ materially are the following: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; working capital needs; continued compliance with government regulations; loss of key personnel; labor practices; product development; management of growth, increases in costs of operations or inability to meet efficiency or cost reduction objectives; timing of orders and deliveries of products; risks of doing business abroad; the ability to protect our intellectual property; and the other risks that are described from time to time in the Company’s SEC reports. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Frederick’s of Hollywood Group Inc.

Frederick’s of Hollywood Group Inc., through its subsidiaries, sells women’s apparel and related products under its proprietary Frederick’s of Hollywood® brand through 112 specialty retail stores, a catalog and an online shop at http://www.fredericks.com. With its exclusive product offerings including Seduction by Frederick’s of Hollywood and the Hollywood Exxtreme Cleavage® bra, Frederick’s of Hollywood is the Original Sex Symbol®.

Our press releases and financial reports can be accessed on our corporate website at http://www.fohgroup.com.

This release is available on the KCSA Strategic Communications Web site at http://www.kcsa.com.

CONTACT:

Frederick’s of Hollywood Group Inc.

Thomas Rende, CFO

(212) 779-8300

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

212-896-1215 / 212-896-1250

tfromer@kcsa.com / grussell@kcsa.com

(Tables Below)

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FREDERICK’S OF HOLLYWOOD GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	April 27, 2013	July 28, 2012
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash	$205	$741
Accounts receivable	896	997
Merchandise inventories	11,019	12,915
Prepaid expenses and other current assets	582	952
Deferred income tax assets	48	48
Total current assets	12,750	15,653
PROPERTY AND EQUIPMENT, Net	4,197	6,806
INTANGIBLE ASSETS	18,259	18,259
OTHER ASSETS	879	756
TOTAL ASSETS	$36,085	$41,474

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
CURRENT LIABILITIES:
Revolving credit facility	$5,183	$7,356
Accounts payable and other accrued expenses	18,485	14,623
Total current liabilities	23,668	21,979

DEFERRED RENT AND TENANT ALLOWANCES	3,284	3,887
TERM LOAN	9,212	9,039
DEFERRED INCOME TAX LIABILITIES	7,352	7,352
WARRANT LIABILITY	2,831	-
OTHER	10	-
TOTAL LIABILITIES	46,357	42,257

TOTAL SHAREHOLDERS’ DEFICIENCY	(10,272)	(783)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIENCY	$36,085	$41,474

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FREDERICK’S OF HOLLYWOOD GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	April 27,	April 28,	April 27,	April 28,
	2013	2012	2013	2012

Net sales	$23,293	$30,181	$70,036	$91,064
Cost of goods sold, buying and occupancy	14,007	14,837	48,825	56,021
Gross profit	9,286	15,344	21,211	35,043
Selling, general and administrative expenses	10,082	11,568	33,860	36,251
Loss on abandonment	45	-	755	-
Impairment of long-lived assets	-	-	1,295	-
Operating (loss)/income	(841)	3,776	(14,699)	(1,208)
Interest expense, net	(461)	(447)	(1,512)	(1,299)
Fair value gain on warrant	952	-	952	-
(Loss)/income before income tax provision	(350)	3,329	(15,259)	(2,507)
Income tax provision	25	16	75	50
Net (loss)/income	(375)	3,313	(15,334)	(2,557)
Less Preferred stock dividends	268	-	502	-
Net (loss)/income applicable to common shareholders	$(643)	$3,313	$(15,836)	$(2,557)

Basic and diluted net (loss)/income per share applicable to common shareholders	$(0.02)	$0.09	$(0.41)	$(0.07)
Weighted average shares outstanding – basic and diluted	39,060	38,928	39,011	38,804

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